SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported )  June 26, 1996



CINCINNATI MICROWAVE, INC.
(Exact name of registrant as specified in its charter)





Ohio                             0-13136                  31-0903863
(State or other jurisdiction     (Commission              (I.R.S. Employer
of incorporation)                File Number)             Identification No.)



One Microwave Plaza, Cincinnati, Ohio                     45249-9502
(Address of principal executive office)                   (Zip Code)



Registrant's telephone number, including area code        (513) 489-5400




(Former name, former address and former fiscal year, if changed since last report)





Form 8-K                                       Cincinnati Microwave, Inc.



Item 5.   Other Events.

Pursuant to a Forbearance Agreement for Specified Period effective as of June 30, 1996, between The Huntington National Bank (the "Bank") and the Company, the Bank has agreed to extend until August 31, 1996 the maturity date of its current credit facility due to expire on June 30, 1996.

While reserving all of its rights and remedies under the loan agreement, related loan documents and applicable law, absent a breach or default under the Forbearance Agreement, the Bank has agreed to continue to provide loans and advances to the Company and to forbear (as set forth in the Forbearance Agreement) in the exercise of its remedies until August 31, 1996.

The Company is continuing its efforts to refinance the existing
Bank debt with other potential lenders; however, there can be no assurances that the Company's efforts will be successful.

Item 7.  Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit 99 - Forbearance Agreement for Specified Period.



Form 8-K                       Cincinnati Microwave, Inc.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cincinnati Microwave, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 26, 1996

									CINCINNATI MICROWAVE, INC.


									By: /s/ Elaine M. Bacon
									    Assistant Corporate Secretary